Exhibit 10.16

Name:	[•]
Number of Restricted Stock Units underlying Award:	[•]
Date of Grant:	[•]

DAVIDsTEA INC.

2015 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units (the “Restricted Stock Units”) granted by DavidsTea, Inc. (the “Company”) to the undersigned (the “Participant”) pursuant to and subject to the terms and conditions of the DavidsTea, Inc. 2015 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1                                         Grant of Restricted Stock Units.

On the date set forth above (the “Date of Grant”) the Company granted to the Participant the Award, consisting of the right to receive on the terms provided herein and in the Plan, one share of Stock with respect to each Restricted Stock Unit underlying the Award (or, in the Committee’s discretion pursuant to Section 3 below, a cash payment equal to the Fair Market Value thereof), in each case subject to adjustment pursuant to Section 4(e) or Section 12 of the Plan in respect of transactions occurring after the date hereof.

2                                         Vesting; Effect of Termination of Service.

(a)                                 Time-Based Vesting.  This Award will vest with respect to [  ] with the number of Restricted Stock Units that vest on each such date rounded down to the nearest whole share and 100% of the Restricted Stock Units vesting on the final vesting date.  Notwithstanding the foregoing, no Restricted Stock Units will vest on any vesting date unless the Participant has remained in continuous Service from the Date of Grant through such vesting date, unless otherwise provided in Section 2(b) below.

(b)                                 Effect of Termination of Service.

(i)                                     Resignation.  Except as provided in Section 2(a)(iii) and (v) below, upon a Termination of Service due to the Participant’s resignation, this Award, to the extent not already vested, will be immediately cancelled and forfeited for no consideration as of the date of such Termination of Service.

(ii)                                  Termination Due to Death or Disability.  Except as provided in Section 2(a)(v) below, immediately upon Participant’s Termination of Service due to the Participant’s death or Disability, the unvested portion of this Award will immediately vest.

(iii)                               Retirement.  Except as provided in Section 2(a)(v) below, immediately upon Participant’s Retirement, the unvested portion of this Award will immediately vest in an amount equal to (i) the product obtained by multiplying (A) the total number of Restricted Stock Units underlying this Award by (B) a fraction, the numerator of which is the number of days from the Date of Grant through the date of the Participant’s Retirement and the denominator of which is [1,095],(2) minus (ii) the number of Restricted Stock Units that had vested pursuant to the vesting schedule set forth in Section 2(a) above as of the date of Participant’s Retirement, and the unvested portion of this Award will be immediately cancelled and forfeited for no consideration as of the date of such Retirement.

(iv)                              Termination of Service other than for Cause following a Change in Control.  Except as provided in Section 2(a)(v) below, immediately upon Participant’s Termination of Service by the Company for any reason other than for Cause within 12 months following consummation of a Change in Control, the Award, to the extent then unvested and outstanding, will become vested as to 100% of the Restricted Stock Units.

(v)                                 Termination for Cause.  If Participant’s Service is terminated by the Company or any of its Affiliates for Cause, the unvested portion of this Award will be immediately cancelled and forfeited for no consideration as of the date of such Termination of Service.

(vi)                              Any Other Termination of Service by the Company.  If a Participant’s Service is terminated by the Company other than for Cause (which shall, for the avoidance of doubt, not include a termination due to death, Disability or a termination described in subsection (iv) above), the unvested portion of this Award will immediately vest in an amount equal to (i) the product obtained by multiplying (A) the total number of Restricted Stock Units underlying this Award by (B) a fraction, the numerator of which is the number of days from the Date of Grant through the six-month anniversary of the date of such Termination of Service, and the denominator of which is 1,095, minus (ii) the number of Restricted Stock Units that had vested pursuant to the vesting schedule set forth in Section 2(a) above as of the date of Termination of Service, and the unvested portion of this Award will be immediately cancelled and forfeited for no consideration as of the date of such Termination of Service.

3                                         Delivery of Shares.

The Company shall effect delivery of the Stock with respect to such vested Restricted Stock Units, or any portion thereof, to the Participant (or, in the event of the Participant’s death,

to the person to whom the Award has passed by will or the laws of descent and distribution) or, at the Committee’s discretion, a cash payment equal to the fair market value of such Stock, within 30 days of the date such Restricted Stock Units vest pursuant to Section 2(a) above or upon a Termination of Service pursuant to Section 2(b) above. No shares of Stock will be issued, or equivalent cash payment made, pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Committee.

4                                         Forfeiture; Recovery of Compensation.

The Committee may cancel, rescind, withhold or otherwise limit or restrict this Award at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan.  By accepting this Award, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of this Award, under this Award, including the right to any shares of Stock acquired under this Award or proceeds from the disposition thereof, are subject to Section 3(d) of the Plan (including any successor provision).  Nothing in the preceding sentence shall be construed as limiting the general application of Section 11 of this Agreement.

5                                         Dividends; Other Rights.

This Award will not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers shares of Stock (if any) to the Participant.  The Participant is not entitled to vote any shares of Stock by reason of the granting of this Award nor is the Participant entitled to receive or be credited with any dividends declared and payable on any share of Stock prior to the date on which any such share is delivered to the Participant hereunder.  The Participant will have the rights of a shareholder only as to those shares of Stock, if any, that are actually delivered under this Award.

6                                         Certain Tax Matters.

(a)                                 The Participant expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to this Award.  In no event will the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

(b)                                 Notwithstanding anything to the contrary in this Award, if at the time of the Participant’s Termination of Service, the Participant is a “specified employee,” as defined below, any and all amounts payable under this Award on account of such separation from service that constitute deferred compensation and would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid on the next business day following the expiration of such six (6) month period or, if earlier, upon the Participant’s death; except (A) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury Regulation Section 1.409A-1(b) or (B) other amounts or benefits that are not subject to the requirements of Section 409A.

(c)                                  For purposes of this Award, all references to “termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury Regulations after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury Regulation Section 1.409A-1(i).

7                                         Change in Control.

In the event of a Change in Control, the Committee may require that any amounts delivered, exchanged, or otherwise paid in respect of the outstanding and then unvested portion of this Award be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan.

8                                         Withholding.

(a)                                 No shares of Stock will be delivered pursuant to this Award unless and until the Participant shall have remitted to the Company in cash or by check an amount sufficient to satisfy any federal, state, or local withholding tax requirements or tax payments, or shall have made other arrangements satisfactory to the Committee with respect to such taxes.

(b)                                 The Participant acknowledges and agrees that the minimum federal, state and local tax withholding due in connection with the vesting and settlement of the Restricted Stock Units (or portion thereof) may be satisfied, pursuant to such procedures as the Company may specify from time to time, by the Company withholding a number of shares of Stock otherwise deliverable upon settlement of the Restricted Stock Units (or portion thereof) having an aggregate fair market value sufficient to satisfy such federal, state, and local withholding tax requirements; provided, that, the Committee hereby reserves the discretion to use any one or more methods permitted by the Plan to satisfy the Participant’s obligations with respect to the federal, state and local withholding tax requirements attributable to the Restricted Stock Units, or portion thereof, being settled.

(c)                                  The Participant authorizes the Company and its subsidiaries to withhold any amounts due in respect of any required tax withholdings or payments from any amounts otherwise owed to the Participant (whether under this Agreement or otherwise), but nothing in this sentence shall be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 8.

9                                         Transfer of Award.

This Award may not be sold, assigned, transferred, pledged or otherwise encumbered except by will or the laws of descent and distribution

10                                  Effect on Service.

Neither the grant of this Award, nor the issuance of Stock upon the vesting of this Award, will give the Participant any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline the Participant at any time, or affect any right of the Participant to terminate his or her Service at any time.

11                                  Provisions of the Plan.

This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant.  By accepting all or any part of this Award, the Participant agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

12                                  Acknowledgements.

The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

DAVIDsTEA INC.

By:
Name:
Title:

Acknowledged and Agreed:

By
[Participant’s Name]